Ubiquity Broadcasting Corp. Has Entered Initial Negotiations to Acquire ZUUS Media

Ubiquity today announced that it has entered into a non-binding term sheet to acquire ZUUS Media, a next generation media company operating the ZUUS multi-platform music video network.

According to Billboard, "ZUUS (is) a new music service for the Web, iOS, Android and Television... the Pandora for video via curated music video channels based on genre, decade and even mood." Users can search a carefully selected menu of expertly programmed music video channels that cater to a wide array of personal tastes. They simply click on the channel they like (as they would for Pandora) but instead of audio alone, the artist’s music video plays for the complete immersive visual experience.

ZUUS offers four genre-specific music television channels (ZUUS Country, ZUUS Latino, ZUUS Hip Hop + R&B and ZUUS Hits), currently available in over 60 million US households and growing. The network also presents over 150 curated digital video channels available across Mobile, Tablet, Web, Facebook, and Connected TV platforms.

In addition to its extensive catalogue of premium music videos, ZUUS produces and broadcasts original content, including live footage, behind-the-scenes access, interviews, artist-hosted shows, and more.  The acquisition is expected to create cross-selling opportunities for Ubiquity’s core product and service segments.

“We are excited about the addition of ZUUS to our portfolio of Web 3.0 capabilities. The transaction will enable us to integrate ZUUS as a business division of Ubiquity, where it will be able to further develop and scale with the support of our infrastructure, intellectual property, technology and capabilities. In addition, the team at ZUUS brings a world-class network of creative talent and we look forward to working with them to continue building ZUUS Media’s prominence in the market,” said CEO Chris Carmichael.

Part of Ubiquity’s strategic plan is to acquire companies and enable them with its patented technology. This allows Ubiquity to bring companies to the forefront by providing a competitive advantage with its extensive patent portfolio and cutting edge technologies while leveraging the revenue opportunities.

Steve Goldstein, ZUUS co-founder and CEO, shared his excitement, “We at ZUUS are thrilled with the prospect of joining forces with Ubiquity. The ZUUS multi-platform network will provide an invaluable showcase for many of Ubiquity’s products, assets and capabilities. We look forward to building on Ubiquity’s unique strengths to enhance our audience’s total experience across our television and digital platforms.”

The ZUUS transaction is valued at roughly $30,000,000. To satisfy the purchase price, the Company intends to issue shares of Ubiquity restricted common stock with a price per share to be determined on or as of the date of the closing of the purchase.

The pending acquisition is conditional on board approval, regulatory approval, due diligence and the negotiation of definitive documentation.

About Ubiquity Broadcasting Corp.

Based in Irvine, CA. Ubiquity is a vertically integrated, technology-focused media company. Ubiquity is focused in five specific areas with a robust portfolio of patents and intellectual property. First, the Company has developed an intuitive user interface making access to all content from any device in a simple, consistent format. Second, Ubiquity enables the search and identification of any object and image in all video and digital media. Third, it has developed a platform for mobile transaction including the integration of payments, money transfers, coupons and gifts. Ubiquity has also developed an industry-leading, intuitive, immersive consumer experience for all web-based activity. Finally, the company allows for the personalization of all content, whether public or private, in a unique accessible way.

Through Ubiquity Labs we are leveraging an extensive portfolio of intellectual property spanning Web 3.0, immersive advertising, video compression, content distribution, eCommerce, and mobile applications to support the commercialization of new technologies. In addition, we intend to pursue strategic licensing opportunities. Through Ubiquity Studios, we provide we engage in the commercial production, distribution and exploitation of entertainment products including but not limited to television, commercials and film. For more information go to www.ubiquitycorp.com.

About ZUUS Media

"ZUUS: The Music Video Network curated by Music Experts and Artists." ZUUS Media is a next-generation multi-platform video entertainment and distribution company that operates ZUUS, a groundbreaking, multi-screen music video network with curated discovery at its core. ZUUS is an expertly programmed viewing experience that enables multi-tasking audiences to enjoy music video entertainment in ways that match their lifestyle.

ZUUS presents four genre-specific TV channels (ZUUS Country, ZUUS Latino, ZUUS Hip Hop + R&B and ZUUS Hits), currently available in over 60 million US households, plus over 150 complementary digital video channels available across Mobile, Tablet, Web, Facebook, and Connected TV platforms.

ZUUS users can browse digital channels by Genre, Decade, Mood, Original Programming, and "If You Like..." artist channels, with more to come! ZUUS is the premier "lean-back" destination in the world of music video entertainment. Visit www.zuus.com to learn more. Why Just Listen?

Forward-Looking Statements

This news release contains forward-looking statements and information that are based on the beliefs of management and reflect the Company‘s current expectations. When used in this news release, the words “estimate“, “project“, “belief“, “anticipate“, “intend“, “expect“, “plan“, “predict“, “may” or “should” and the negative of these words or such variations thereon or comparable terminology, are intended to identify forward-looking statements and information. Such statements and information reflect the current view of the Company with respect to risks and uncertainties that may cause actual results to differ materially from those contemplated in those forward-looking statements and information.

By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following risks: the risk that the Company is not able to complete the transaction, risks associated with marketing and sale of securities; the need for additional financing requirements and access to capital, reliance on key personnel; the potential for conflicts of interest among certain officers or directors with certain other projects; the volatility of the volume and price of the common shares, the failure of the business strategy, the integrity of the Company‘s patents and proprietary intellectual property and competition. The Company cautions that the foregoing list of risk factors is not exhaustive and is subject to change and there can be no assurance that such assumptions will reflect the actual outcome of such items or factors. When relying on the Company‘s forward-looking statements and information to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events, including the risk factors set out in the Company‘s 10K for the year ended December 31, 2014. See the sections entitled "Risk Factors" in Ubiquity’s quarterly and annual reports as filed by Ubiquity from time to time with the Securities and Exchange Commission. The Company has assumed that the material factors referred to above will not cause such forward-looking statements and information to differ materially from actual results or events.

THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS NEWS RELEASE REPRESENTS THE EXPECTATIONS OF THE COMPANY AS OF THE DATE OF THIS NEWS RELEASE AND, ACCORDINGLY, IS SUBJECT TO CHANGE AFTER SUCH DATE. READERS SHOULD NOT PLACE UNDUE IMPORTANCE ON FORWARD-LOOKING INFORMATION AND SHOULD NOT RELY UPON THIS INFORMATION AS OF ANY OTHER DATE. WHILE THE COMPANY MAY ELECT TO, IT DOES NOT UNDERTAKE TO UPDATE THIS INFORMATION AT ANY PARTICULAR TIME EXCEPT AS REQUIRED IN ACCORDANCE WITH APPLICABLE SECURITIES LEGISLATION.

For more information contact:

Marty Appel Public Relations

100 W 57 St

New York NY 10019

PH: 212 245-1772

FAX: 877 298-1932

www.AppelPR.com